EXHIBIT 4(hh)


DATED:    29 OCTOBER 2003



Amendment Agreement


between


PCCW-HKT Telephone Limited
as Borrower


and


The Hongkong and Shanghai Banking Corporation Limited as Agent




relating to



a HK$2,800,000,000 Revolving Credit and Term Loan
Facility Agreement dated 8 August 2003
















Simmons&Simmons

35th Floor Cheung Kong Center 2 Queen's Road Central Hong Kong
T (852) 2868 1131   F (852) 2810 5040   DX 009121 Central 1

                                    CONTENTS



1.     INTERPRETATION..........................................................1

2.     AMENDMENTS..............................................................2

3.     RELEASE OF SECURITY.....................................................4

4.     CONDITION PRECEDENT.....................................................4

5.     CONTINUING EFFECT.......................................................4

6.     REPRESENTATIONS.........................................................4

7.     MISCELLANEOUS...........................................................4

8.     LAW.....................................................................5



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


THIS AMENDMENT AGREEMENT is dated 29 October 2003 and made

BETWEEN:

(1) PCCW-HKT TELEPHONE LIMITED, (the "Borrower"), a company incorporated in Hong Kong with company number 676.

(2) THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, (the "Agent"), as agent for the other Finance Parties and on its own behalf.


Background:

(A) On 8 August 2003 the Borrower, various financial institutions listed as Co-ordinating Arrangers and/or Lenders, and The Hongkong and Shanghai Banking Corporation Limited as Agent and Security Trustee entered into an agreement (the "Facility Agreement") under which the Lenders made a HK$2,800,000,000 revolving credit and term loan facility available to the Borrower.

(B) The Borrower requires each Facility to be made available on a revolving basis and has requested that the Facility Agreement be amended to permit this.

(C) By clause 24 (Amendments and decisions) of the Facility Agreement the Agent, with the prior written consent of the Majority Lenders or, in certain circumstances, all the Lenders, may enter into written amendments to the Facility Agreement.

(D) The Agent (acting on the instructions of all the Lenders) and the Borrower have now agreed to amend the Facility Agreement in the following manner.

IN CONSIDERATION of the foregoing, the mutual covenants and agreements contained in this Agreement, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, IT IS AGREED as follows:

1.     INTERPRETATION

1.1    Other definitions

       Terms defined and aids to construction used in the Facility Agreement will bear the same meaning or construction when used in this Agreement unless the context otherwise requires.

1.2    References

       In this Agreement, each reference to:-

       any person (including the Agent and the Borrower) where the context so admits, is deemed to include a reference to its successors, assigns and/or transferees;

       any document or agreement (including this Agreement) is deemed to include a reference to such document or agreement as amended, novated, supplemented, substituted or replaced from time to time; and

       the singular, where the context so admits, is deemed to include the plural and vice versa.


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


1.3    Titles

       The title of any provision of this Agreement shall not affect the meaning of that or any other provision.

2.     AMENDMENTS

       With effect from the date of this Agreement the Facility Agreement shall be read and construed as if:

2.1 all references in the Facility Agreement to "this Agreement" and such words as "herein" and "hereunder" were references to the Facility Agreement as amended by this Agreement; and

2.2    the following applied:

       (A) The definition of "Final Repayment Date" in clause 1.1 were deleted in its entirety and replaced by the following new definition:

              "Final Repayment Date" means the date falling 84 Months after the earlier of the date on which the first Loan is advanced and the date falling 3 Months after the date of this Agreement.

       (B) The definitions of "Total Facility A Commitments" and "Total Facility B Commitments" in clause 1.1 were deleted in their entirety and replaced by the following new definitions:

              "Total Facility A Commitments" means the aggregate of the Facility A Commitments, being HK$0 at the date of this Agreement.

              "Total Facility B Commitments" means the aggregate of the Facility B Commitments, being HK$2,800,000,000 at the date of this Agreement.

       (C) Clause 6.4 (Mandatory Prepayment on disposal of Core Business Assets) were deleted in its entirety, and as a consequence thereof the following were also deleted in their entirety:

              (1) the definitions of "Account Bank", "Prepayment Account", Prepayment Account Charge" and "Prepayment Date";

              (2) all references to such defined terms where used in the Facility Agreement; and

              (3)    clause 6.7 (Interest on Prepayment Account),

              and, in each case, such additional consequential amendments were made as required to give sense to the remaining provisions.

       (D) Clause 10.1 were deleted in its entirety and replaced by the following new clause 10.1:


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              10.1   Facility fee

                     The Borrower shall pay to the Agent (for the account of each Lender in respect of its Commitment under each Facility) a facility fee at the rate of 0.325 per cent. per annum and calculated on the amount of the Total Commitments from time to time, such fee to be payable (1) quarterly in arrears, with the first payment being made on the day falling 3 months after the date of this Agreement, and (2) on the day on which all Loans have been repaid in full and the Available Facility in relation to Facility B is cancelled and reduced to zero.

       (E) Clause 16.18 were amended by the deletion of "the representations and warranties set out in clause 16.16 (Share capital interests) shall be repeated only on the earlier of the first Drawdown Date and the last day of the Availability Period for Facility A, and".

       (F) Schedule 1 were deleted in its entirety and replaced by the following new Schedule 1:

                                         SCHEDULE 1: THE LENDERS

              ------------------------------------------------------------------------------------
              Name of Lenders                                                Commitment (HK$)
              ------------------------------------------------------------------------------------
                                                                       Facility A       Facility B
                                                                       Commitment       Commitment
                                                                       ----------    -------------

              Bank of China (Hong Kong) Limited                                 0      350,000,000

              Bayerische Landesbank, Hong Kong Branch                           0      350,000,000

              Hang Seng Bank Limited                                            0      350,000,000

              Industrial and Commercial Bank of China (Asia) Limited            0      350,000,000

              Standard Chartered Bank                                           0      350,000,000

              The Bank of East Asia, Limited                                    0      350,000,000

              The Hongkong and Shanghai Banking Corporation Limited             0      350,000,000

              Barclays Bank PLC                                                 0      290,000,000

              Industrial and Commercial International Capital Ltd               0       60,000,000
                                                                       ----------    =============
                                                            TOTAL:              0    2,800,000,000
                                                                       ==========    =============


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


3.     RELEASE OF SECURITY

       Due to the deletions referred to in clause 2.2(C) above, the Security Trustee shall promptly after the date of this Agreement deliver to the Borrower (1) the original Prepayment Account Charge, (2) a duly executed release of the security interest created thereby and (3) such other documents and things as the Borrower may reasonably require to perfect the release of the security interest created by the Prepayment Account Charge.

4.     CONDITION PRECEDENT

       This Agreement shall not be effective unless and until the Agent has received:

4.1 a legal opinion of Lovells, legal advisers to the Finance Parties, addressed to the Agent (for and on behalf of itself, the Lenders and the Security Trustee), as to Hong Kong Law, substantially in the form distributed to such parties prior to signing this Agreement which will include customary assumptions and reservations; and

4.2 a legal opinion of Simmons & Simmons, legal advisers to the Borrower, addressed to the Agent (for and on behalf of itself, the Lenders, and the Security Trustee) substantially in the form distributed to such parties prior to signing this Agreement which will include customary assumptions and reservations.

5.     CONTINUING EFFECT

5.1 Except as amended by this Agreement, the provisions of the Finance Documents and the respective rights and obligations of the parties under them will remain in full force and effect.

5.2 This Agreement does not affect the respective rights, duties or obligations of any of the parties under the Finance Documents arising prior to the date of this Agreement.

5.3    This Agreement shall be a Finance Document under the Facility Agreement.

6.     REPRESENTATIONS

       The Borrower represents and warrants to the Agent that as at the date of this Agreement:

6.1    the representations and warranties set out in clauses 16.1 (Status),
       16.2 (Binding obligations), 16.3 (Non-conflict with other obligations), 16.4 (Power and authority), 16.5 (Validity and admissibility in evidence), 16.12 (Governing law and enforcement) and
       16.14 (No filing or stamp taxes) of the Facility Agreement would be true and accurate if repeated mutatis mutandis in this Agreement with reference to this Agreement instead of the Facility Agreement or the Finance Documents; and

6.2    the representations and warranties set out in clause 16
       (Representations and Warranties) of the Facility Agreement are true and accurate.

7.     MISCELLANEOUS

       The provisions of clauses 31 (Notices), 33 (Partial Invalidity), 35 (Counterparts) and 37 (Enforcement) of the Facility Agreement will apply mutatis mutandis to this Agreement as if references in such clauses to the Facility Agreement or the Finance Documents were references to this Agreement.


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8.     LAW

       This Agreement is governed by and will be construed in accordance with Hong Kong law.

AS WITNESS the hands of the duly authorised representatives of the parties on the date first above written.



The Borrower

PCCW-HKT TELEPHONE LIMITED

By:













The Agent

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

By:








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